Exhibit 10.2	Form of Agreement and Plan of Merger by and between Bone Care International, Inc., a Wisconsin corporation, and Bone Care International, Inc., a Delaware corporation.

AGREEMENT AND PLAN OF MERGER

BONE CARE INTERNATIONAL, INC.

A WISCONSIN CORPORATION

AND

BONE CARE INTERNATIONAL, INC.

A DELAWARE CORPORATION

      This Agreement and Plan of Merger (this “Agreement”) is dated as of                     by and between Bone Care International, Inc., a Wisconsin corporation (“Bone Care Wisconsin”), and Bone Care International, Inc., a Delaware corporation (“Bone Care Delaware”). Bone Care Wisconsin and Bone Care Delaware are sometimes referred to as the “Constituent Corporations.”

RECITALS

      A. Bone Care Wisconsin is a corporation duly organized and existing under the laws of the State of Wisconsin and has an authorized capital of 30,000,000 shares, 28,000,000 of which are designated Common Stock and 2,000,000 of which are designated “Preferred Stock.” On the date hereof,                      shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued or outstanding.

      B. Bone Care Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 85,000,000 shares, 75,000,000 of which are designated Common Stock and 10,000,000 of which are designated “Preferred Stock.”. On the date hereof, 100 shares of Common Stock are issued and outstanding, all of which are held by Bone Care Wisconsin and no shares of Preferred Stock are issued or outstanding.

      C. The respective Boards of Directors of each Constituent Corporation have determined that it is advisable and in the best interests of such Constituent Corporation to merge Bone Care Wisconsin with and into Bone Care Delaware upon the terms and conditions herein provided and have approved this Agreement and directed that this Agreement be submitted to a vote of their respective shareholders and, if so approved, executed by the undersigned officers; and

      D. The Constituent Corporations intend that the merger described herein qualify as a “reorganization” under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Bone Care Wisconsin and Bone Care Delaware hereby agree as follows:

I.     Merger

      1.1. Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law and the Wisconsin Business Corporation Law, Bone Care Wisconsin shall be merged with and into Bone Care Delaware (the “Merger”) at the Effective Time (as defined in Section 1.2). Following the Merger, the separate existence of Bone Care Wisconsin shall cease and Bone Care Delaware shall continue as the corporation surviving the Merger (the “Surviving Corporation”).

      1.2. Filing and Effectiveness. The Merger shall become effective when a Certificate of Merger, executed in accordance with the requirements of the Delaware General Corporation Law, is filed with the Secretary of State of the State of Delaware. Such filing shall be made at such time as determined by the respective Boards of Directors of the Constituent Corporations which shall be after:

(a) The approval of this Agreement by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Wisconsin Business Corporation Law, including the approval of a plan of merger in accordance with Section 180.1103 of the Wisconsin Business Corporation Law;

(b) The filing with the Wisconsin Department of Financial Institutions of Articles of Merger, executed in accordance with the requirements of the Wisconsin Business Corporation Law.

      The date and time when the Merger becomes effective is the “Effective Time.”

      1.3. Effects of the Merger. At the Effective Time, the separate existence of Bone Care Wisconsin shall cease and the Merger shall have the effects set forth in this Agreement and the applicable provisions of the Delaware General Corporation Law and the Wisconsin Business Corporation Law. Bone Care Delaware, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in Bone Care Delaware as the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Bone Care Delaware as the Surviving Corporation as they were of each of the Constituent Corporations, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

II.     Charter and By-laws; Directors and Officers

      2.1. Certificate of Incorporation; By-laws. The Certificate of Incorporation of Bone Care Delaware in effect immediately prior to the Effective Time will continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended. The By-laws of Bone Care Delaware in effect immediately prior to the Effective Time will continue in full force and effect as the By-laws of the Surviving Corporation until duly amended.

      2.2. Directors and Officers. The directors and officers of Bone Care Wisconsin at the Effective Time will be the directors and officers of the Surviving Corporation until their successors are duly elected and qualified or until their earlier resignation or removal.

III.     Conversion of Securities

      3.1. Bone Care Wisconsin Common Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or the holders of any securities of either Constituent Corporation, each share of Bone Care Wisconsin Common Stock issued and outstanding immediately prior thereto will be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation. The registered owner of any outstanding certificate for shares of Bone Care Wisconsin will thereafter and until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      3.2. Bone Care Wisconsin Options and Rights. As of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or the holders of any securities of either Constituent Corporation, the Surviving Corporation will assume and continue the stock option plans and all other employee benefit plans of Bone Care Wisconsin. Each outstanding option or right to purchase or otherwise acquire shares or other securities of Bone Care Wisconsin will become, without any action on the part of either of the Constituent Corporations or the holders of any securities of either of the Constituent Corporations, an option or right to purchase or otherwise acquire shares or other securities of the Surviving Corporation, on the same terms and conditions and at an exercise or purchase or other price per share or security equal to the exercise or purchase or other price per share or security applicable to any such Bone Care Wisconsin option or right to purchase or otherwise acquire at the Effective Time.

      A number of shares of the Surviving Corporation will be reserved for issuance upon the exercise of options, or rights to purchase or otherwise acquire equal to the number of shares or other securities of Bone Care Wisconsin so reserved immediately prior to the Effective Time.

      3.3. Bone Care Delaware Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or the holders of any securities of either Constituent Corporation, each share of Bone Care Delaware Common Stock issued and outstanding immediately prior thereto will be cancelled and returned to the status of authorized but unissued shares.

IV.     General

      4.1. Covenants of Bone Care Delaware. Bone Care Delaware agrees that it will, on or before the Effective Time take all actions as may be required by the Wisconsin Business Corporation Law to effect the Merger and to qualify Bone Care Delaware to do business in Wisconsin following the Merger.

      4.2. Further Assurances. When required Bone Care Delaware or by its successors or assigns, Bone Care Wisconsin shall execute and deliver any deeds and other instruments and take such other actions as may be appropriate or necessary to vest or perfect or conform of record the title and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Bone Care Wisconsin and otherwise to carry out the purposes of this Agreement. The officers and directors of Bone Care Delaware are fully authorized in the name and on behalf of Bone Care Wisconsin or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      4.3. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Bone Care Wisconsin or of Bone Care Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Bone Care Wisconsin or by the sole stockholder of Bone Care Delaware, or by both.

      4.4. Amendment. The Board of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation may not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially and adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

      4.5. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware, 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

      4.6. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1600 Aspen Commons, Middleton, Wisconsin 53562, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

      4.7. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with the governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Wisconsin Business Corporation Law.

      4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Bone Care Delaware and Bone Care Wisconsin, is hereby executed on behalf of each of such two corporations and attested by their duly authorized officers.

BONE CARE INTERNATIONAL, INC.,
A DELAWARE CORPORATION

By:

Name:

Title:

ATTEST:

Name:

Title:

BONE CARE INTERNATIONAL, INC.,
A DELAWARE CORPORATION

By:

Name:

Title:

ATTEST:

Name:

Title: